                                                                     EXHIBIT 3.1

                          THIRD ARTICLES OF AMENDMENT
                                      OF
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                       SECURITY CAPITAL INDUSTRIAL TRUST


     The undersigned, being an officer duly authorized by a majority of the Trustees of Security Capital Industrial Trust, a Maryland real estate investment trust (the "Trust"), does hereby certify pursuant to the provisions of Article 7, Section 1 of the Trust's Amended and Restated Declaration of Trust, dated as of December 15, 1993, as amended and supplemented (the "Declaration of Trust"), and Section 8-501 of the Corporations and Associations Article of the Annotated Code of Maryland, that the Board of Trustees of the Trust has adopted a resolution declaring this amendment to the Declaration of Trust as hereinafter set forth to be advisable and that the shareholders of the Trust have approved such amendment by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.

     Therefore, Article 2, Section 1 of the Trust's Declaration of Trust is amended by deleting the number "150,000,000 Shares, $0.01 par value" and inserting the number "180,000,000 Shares, $0.01 par value" in its place.

     The undersigned officer acknowledges these Third Articles of Amendment to be the act of the Trust and, as to all other matters or facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the undersigned officer, duly authorized by a majority of the Trustees, has executed these Third Articles of Amendment as of this 2nd day of July, 1997.

                                            /s/ Jeffrey A. Klopf
                                            -----------------------------------
                                            Jeffrey A. Klopf
                                            Senior Vice President


ATTEST:

/s/ Lucinda Marker
-------------------------
Lucinda Marker
Assistant Secretary

                                      S-1